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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Adelphia Communications Corporation on Form S-3 of our report dated June 10, 1998 and our report dated March 6, 1998 on our audits of the financial statements and financial statement schedules of Adelphia Communications Corporation and subsidiaries and the financial statements and financial statement schedules of Olympus Communications, L.P. and subsidiaries, respectively, appearing in and incorporated by reference in the Annual Report on Form 10-K of Adelphia Communications Corporation for the year ended March 31, 1998, and to the reference to us under the heading "Experts" in the accompanying Prospectus regarding 100,000 shares of 8 1/8% Series C Cumulative Convertible Preferred Stock and 11,792,452 shares of Class A Common Stock ($.01 par value) issuable upon conversion thereof, of Adelphia Communications Corporation, and in the accompanying Prospectus regarding 10,400,000 shares of Adelphia Communications Corporation Class A Common Stock ($.01 par value), which are part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
July 27, 1998